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                                                                    EXHIBIT 11.0

EPL TECHNOLOGIES, INC. AND SUBSIDIARIES

COMPUTATION OF LOSS PER COMMON SHARE AND
FULLY DILUTED LOSS PER COMMON SHARE
FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
(IN THOUSANDS EXCEPT PER SHARE DATA)

- - -------------------------------------------------------------------------------------------

                                                                    1996             1995
                                                                  --------         --------
Net Loss                                                          $   (935)        $   (797)

Deduct effect of 10% cumulative preferred dividend                      71               81
                                                                  --------         --------

Adjusted net loss for loss per share computation                  $ (1,006)        $   (878)
                                                                  ========         ========

Weighted average number of common shares outstanding                13,311            7,675
                                                                  ========         ========

Primary loss per share                                            $  (0.08)        $  (0.11)
                                                                  ========         ========

Net loss for loss fully diluted loss per share computation        $   (935)        $   (797)
                                                                  ========         ========

Weighted average number of common shares outstanding                13,311            7,675

Common share equivalent applicable to:
   Series A, convertible preferred stock                             3,760            4,307
   Series A, warrants                                                  258              330
   Other warrants                                                    1,530            1,375
   Stock options outstanding                                         2,137            1,000
                                                                  --------         --------

Weighted average number of common shares and
   common share equivalents used to compute fully
   diluted loss per share                                           20,996           14,687
                                                                  ========         ========


Fully diluted loss per share                                      $  (0.04)        $  (0.05)
                                                                  ========         ========